Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	James Cline
Chief Financial Officer
540-542-6300

Harriet Fried
Lippert/Heilshorn & Associates
212-838-3777

Ronald W. Kaplan Named Chairman of Trex Company

Andrew U. Ferrari to Retire in May 2010

Jay M. Gratz Appointed Lead Independent Director

WINCHESTER, Va. – February 18, 2010 – Trex Company, Inc. (NYSE: TREX), manufacturer and distributor of Trex® decking, railing, fencing and trim, today announced its board of directors has named the company’s president and chief executive officer, Ronald W. Kaplan, chairman of the board. The action will be effective on May 5, 2010 upon the retirement of Andrew U. Ferrari, who has served as chairman since January 2008.

Mr. Ferrari stated, “In the two years since Ron joined Trex, he has demonstrated great vision, passion, and an exceptional ability to energize our company. He has been instrumental in strengthening our manufacturing productivity, improving our operational and financial efficiency, enhancing our distribution networks, expanding our product platform and developing an extraordinarily effective senior management team. He was also the driving force in the development of Trex Transcend™, the groundbreaking decking and railing product we launched this year. I have been considering retirement for some time and am confident that, under Ron’s leadership, Trex will continue to strengthen its leading position in outdoor living products and build value for shareholders and employees.”

Mr. Kaplan commented, “As one of the company’s co-founders, Andy has played a vital role in building Trex as a pre-eminent player in composite decking and railing. On behalf of the entire board, I want to thank him for his extraordinary contributions over the years. I am looking forward to continuing the development of our growth strategy and overseeing its successful execution.”

Mr. Kaplan, 58, joined Trex Company in January 2008 as president and CEO. He was previously CEO of Continental Global Group, Inc., a leading manufacturer of material handling systems. Prior to that, he was president of Harsco Corporation’s Gas Technologies Group, a premier manufacturer of containment and control equipment for the global gas industry.

Mr. Ferrari was one of the four original executives who founded Trex in 1996 and took the company public in 1999. Over the past 15 years, he served Trex in many different capacities, including chairman, chief executive officer, chief operating officer, and executive vice president of sales and marketing. He has been a director since 1998.

In addition to Mr. Kaplan’s appointment, the board of directors of Trex Company appointed Jay M. Gratz lead independent director, also to be effective on May 5, 2010. Mr. Gratz, 57, was appointed to the Trex Company board in 2007. He retired from Ryerson Inc. in 2007, where he most recently served as executive vice president and chief financial officer.

About Trex Company

Trex Company is the nation’s largest manufacturer of composite decking, railing and fencing, with nearly 20 years of product experience. Built on “green” principles and values, Trex makes its products from a unique formulation of reclaimed wood and waste plastic, combined through a proprietary process. Trex decking, railing and fencing offer significant design flexibility with fewer ongoing maintenance requirements than wood, as well as a truly environmentally responsible choice. In addition, Trex distributes ultra-low maintenance PVC decking under the trademark Trex Escapes® and PVC trim under the trademark TrexTrim™. For more information, visit the Company’s website, www.trex.com. Trex®, Trex Transcend™, Trex Escapes® and Trex Trim™ are trademarks of Trex Company, Inc., Winchester, Va.

The statements in this press release regarding the Company’s expected future performance and condition constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company’s actual operating results to differ materially. Such risks and uncertainties include the extent of market acceptance of the Company’s products; the costs associated with the development and launch of new products and the market acceptance of such new products; the sensitivity of the Company’s business to general economic conditions; the Company’s ability to obtain raw materials at acceptable prices; the Company’s ability to maintain product quality and product performance at an acceptable cost; the level of expenses associated with product replacement and consumer relations expenses related to product quality; and the highly competitive markets in which the Company operates. The Company’s report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2009 and its subsequent reports on Form 10-Q filed on May 8, 2009, August 10, 2009 and November 9, 2009 discuss some of the important factors that could cause the Company’s actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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